UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2016

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01                        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 12, 2016, Immunomedics, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company has completed its previously announced sale of an aggregate of 10,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), and  accompanying warrants (the “Warrants”) to purchase 10,000,000 shares of Common Stock at an exercise price equal to $3.75 per share, at a purchase price of $3.00 per share and accompanying warrant, pursuant to the Company’s existing shelf registration statement (File No. 333-198766) on Form S-3, which was declared effective by the Securities and Exchange Commission on October 1, 2014  (the “Offering”). The Company received net proceeds of approximately $28,480,000, based on the public offering price of $3.00 per share, after deducting the underwriting discounts and commissions and estimated expenses related to the offering payable by the Company. Wells Fargo Securities, LLC (the “Underwriter”) served as the sole book-running manager.

The Offering was previously disclosed in a Current Report on Form 8-K filed on October 11, 2016.  Copies of the Warrant Agreement between the Company and Broadridge Financial Solutions, Inc., as warrant agent, the legal opinion of DLA Piper LLP (US) relating to the legality of the issuance and sale of the shares of Common Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants in the Offering, and the press release of the Company announcing the closing of the Offering, are filed herewith as Exhibits 4.1, 5.1 and 99.1, respectively, and are incorporated herein by reference.

ITEM 9.01                        FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant Agreement, dated as of October 11, 2016, between the Company and Broadridge Financial Solutions, Inc., as warrant agent.

5.1	Opinion of DLA Piper LLP (US) (for the Company’s common stock offering on October 4, 2016, which closed on October 12, 2016).

99.1	Press Release of the Company dated October 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Vice President, Finance and Chief Financial
Officer

Date: October 12, 2016